UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2009

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 2, 2009, Cytokinetics, Incorporated issued a press release announcing that a poster presentation summarizing interim data from the Phase I portion of a Phase I/II clinical trial evaluating ispinesib, a novel inhibitor of kinesin spindle protein (KSP), in patients with locally advanced or metastatic breast cancer was presented at the 2009 Annual Meeting of the American Society of Clinical Oncology (ASCO) held from May 29 – June 2, 2009 in Orlando, FL. This poster highlights the safety and tolerability of ispinesib and tumor-reductions of 30 percent in 3 patients in this ongoing Phase I/II clinical trial of ispinesib dosed on days 1 and 15 of a 28-day cycle. In this trial, ispinesib appears to demonstrate anti-cancer activity with a similar toxicity profile when compared with prior clinical trials conducted with a once every 21 days dosing schedule. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No. Description
-----------------------
99.1 Press Release, dated June 2 ,2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

June 2, 2009	By:	/s/ Sharon A. Barbari

Name: Sharon A. Barbari
Title: Senior Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated June 2, 2009